CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Registration Statement on Form N-2 of our report dated December 21, 2023, relating to the financial statements of Niagara Income Opportunities Fund as of December 8, 2023, and to the references to our firm under the heading “Independent Registered Public Accounting Firm” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ COHEN & COMPANY, LTD.
Cleveland, Ohio
December 21, 2023